Exhibit 4.3(e)

4th Amendment

DEED OF AMENDMENT made on 25 APRIL 2016

BETWEEN:

(1)                                 THE PARTIES, being the undersigned (other than the Company); and

(2)                                 IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016, the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein (for purposes of clarity, references to the SHA are to such agreement as amended by the terms of the First Deed of Amendment, the Second Deed of Amendment and the Third Deed of Amendment).

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Fourth Deed of Amendment) to regulate the manner in which Grindrod will provide certain further funding for the Group by way of a further Demand Loan.

1             INTERPRETATION

1.1                              In this Deed (and in the SHA to the extent that it is amended by this Deed), the following terms shall have the following meanings:

(a)                                 Maximum Amount means USD10 000 000 (ten million United States Dollars);

(b)                                Permitted Withdrawal shall have the meaning given to it in the Supplemental Agreement;

(c)                                 Specified Expenses means any of the following expenses incurred and required to be paid by the Group during the Specified Period, in the amounts certified as such by the Administration Manager:

(i)                                     the keel-laying installment in terms of the Shipbuilding Contract in in respect of the Vessel known as hull 1345;

(ii)                                  arrears in respect of running costs of any of the Vessels;

(iii)                               working capital requirements for the Group;

(d)                                Specified Period means the period from the date of this Deed until 30 June 2016;

(e)                                 Supplemental Agreement means the supplemental agreement dated 10 May 2016 and constituting amendment no 1 to the facility agreement for the January Financing;

4th Amendment

(f)                                   Third Deed of Amendment Demand Loan means the Demand Loan owing by the Company to Grindrod pursuant to the terms of the Third Deed of Amendment (including all accrued and unpaid interest thereon).

1.2                              Capitalized words and expressions defined in this Deed shall have the same meanings in the SHA (to the extent it is amended by this Deed).

1.3                              Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.4                              Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2            APPLICATION OF THE PERMITTED WITHDRAWAL

It is hereby confirmed and agreed that the Company shall forthwith make the Permitted Withdrawal up to the maximum Permitted Withdrawals Amount of USD13 000 000 (thirteen million United States Dollars) and utilize the full amount thereof to repay to Grindrod a corresponding portion of the Third Deed of Amendment Demand Loan.

3            FURTHER DEMAND LOAN TO BE ADVANCED BY GRINDROD

3.1                              Grindrod shall advance a Demand Loan to the Company, in tranches, to cover Specified Expenses, in accordance with certificates from the Administration Manager to the effect that such Specified Expenses have arisen, provided that:

(a)                                the amount so advanced by Grindrod shall never exceed the Maximum Amount; and

(b)                               there will be no obligation on Grindrod to advance any such amounts after the end of the Specified Period.

3.2                              The Demand Loan advanced in terms of clause 3.1 of this Deed shall, mutatis mutandis, be subject to the same terms and carry the same rights for the holder thereof, as the Third Deed of Amendment Demand Loan.

3.3                              The Company shall utilize the Demand Loan advanced in terms of clause 3.1 of this Deed only to fund those Specified Expenses which it was advanced to cover.

4            MISCELLANEOUS

4.1                              The SHA is amended by the terms of this Fourth Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA.  In the event of any conflict between the terms of the SHA and this Fourth Deed of Amendment, the terms of this Fourth Deed of Amendment shall prevail.

4.2                              Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Fourth Deed of Amendment.

4.3                              Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Fourth Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Fourth Deed of Amendment.

Signed and delivered as a Deed by	)

REGIMENT CAPITAL LIMITED	)

acting by:	)
sign here:
/s/ Don Seymour

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Melanie Lewis

Witness name:		print name:
Witness address:

Signed and delivered as a Deed by	)

SANKATY EUROPEAN INVESTMENTS III	)

S.À R.L.	)
acting by:
sign here:
/s/ Myleen Basilio /s/ Sally Dornaus

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Grindale Gamboa

Witness name:		print name:
Witness address:

Signed and delivered as a Deed by	)

GRINDROD SHIPPING PTE. LTD.	)

acting by:	)
sign here:
/s/ Martyn Richard Wade

print name:
In the presence of:

Witness signature:		Witness sign here:
/s/ Yvette Renee Kingsley-Wilkins

Witness name:		print name:
Witness address:

Witness occupation:

Signed and delivered as a Deed by	)

IVS BULK PTE. LTD.	)

acting by:	)
sign here:
/s/ Carl David Ackerley

CARL DAVID ACKERLEY
In the presence of:

Witness signature:		Witness sign here:
/s/ Yvette Renee Kingsley-Wilkins
Witness name:		YVETTE RENEE KINGSLEY-WILKINS
Witness address:		200 CANTONMENT ROAD
#03-031 SOUTHPOINT
SINGAPORE 089763

Witness occupation:		Company Secretary